As filed with the Securities and Exchange Commission on July 29, 1997
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                              Boole & Babbage, Inc.
             (Exact name of registrant as specified in its charter)

                                 --------------
      Delaware                                         94-1651571
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                 --------------
                                3131 Zanker Road
                           San Jose, California 95134
                                 (408) 526-3000
          (Address and telephone number of principal executive offices)

                                 --------------
                             1995 Stock Option Plan
                          Employee Stock Purchase Plan
                            (Full title of the plans)

                                 Paul E. Newton
                      President and Chief Executive Officer
                                3131 Zanker Road
                           San Jose, California 95134
                                 (408) 526-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------
                                   Copies to:
                             Alan C. Mendelson, Esq.
                            Michael J. Sullivan, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                        Palo Alto, California 94306-2155
                                 (415) 843-5000

                                 --------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                              Proposed Maximum             Proposed Maximum
Title of Securities to be    Amount to be  Offering Price Per Share     Aggregate Offering Price      Amount of Registration
       Registered             Registered             (1)                          (1)                           Fee
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par
value $.001)                   726,482           $24.9375                    18,116,644.87                    $5,489.89
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on July 24, 1997 as reported on The Nasdaq National Market.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 167,107 shares of the Company's Common Stock to be issued pursuant to the Company's 1995 Stock Option Plan (the "Plan") and an additional 559,375 shares of the Company's Common Stock to be issued pursuant to the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Registration Statements on Form S-8 previously filed with the Commission relating to the Plan and the Purchase Plan (File Nos. 333-02723 and 33-55588) are incorporated by reference herein.


                                    EXHIBITS

Exhibit
Number

 5.1     Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP, independent auditors.

23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1.

24       Power of Attorney is contained on the signature pages.

99.1     1995 Stock Option Plan.1

99.2     Employee Stock Purchase Plan.


--------------
1 Previously filed as an Exhibit to the Registration Statement on Form S-8 filed on April 23, 1996. (File No. 333-02723)

                                       1.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 29, 1997.


                                                  BOOLE & BABBAGE, INC.



                                                  By:   /s/ Arthur F. Knapp, Jr.
                                                     ---------------------------

                                                  Title Chief Financial Officer
                                                        ------------------------


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Newton and Arthur F. Knapp, Jr., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                       2.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                         Date


/s/ Paul E. Newton            President and Chief Executive      July 29, 1997
---------------------------   Officer
  (Paul E. Newton)            (Principal Executive Officer)


/s/ Arthur F. Knapp, Jr.      Chief Financial Officer            July 29, 1997
---------------------------   (Principal Financial and
 (Arthur F. Knapp, Jr.)       Accounting Officer)


/s/ Franklin P. Johnson, Jr.  Director                           July 29, 1997
----------------------------
 (Franklin P. Johnson, Jr.)


 /s/ Johannes S. Bruggeling   Director                           July 29, 1997
----------------------------
 (Johannes S. Bruggeling)


 /s/ Raymond E. Cairns        Director                           July 29, 1997
----------------------------
  (Raymond E. Cairns)

 /s/ Terry R. McGowan         Director                           July 29, 1997
----------------------------
   (Terry R. McGowan)


 /s/ Paul E. Newton           Director                           July 29, 1997
----------------------------
  (Paul E. Newton)


  /s/ Carl H. Reynolds        Director                           July 29, 1997
----------------------------
  (Carl H. Reynolds)

                                       3.